                                                                     EXHIBIT 7.A



                        Consent of Independent Auditors

We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our reports dated April 13, 1998 (with respect to the financial statements of Security Life Separate Account L1) and April 10, 1998 (with respect to the financial statements of Security Life of Denver Insurance Company), in Post-Effective Amendment No. 7 to the Registration Statement (Form S-6 No. 33-74190) and related Prospectus of Security Life of Denver Insurance Company and Security Life Separate Account L1 dated May 1, 1998.



                                    /s/
                                    ERNST & YOUNG LLP

Denver, Colorado
April 24, 1998